Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2020 (except Note 21, as to which the date is April 17, 2020), in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-237726) and related Prospectus of Kingsoft Cloud Holdings Limited dated April 28, 2020.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 28, 2020